Exhibit 99.1

Juniper Capital Advisors to Make Strategic Investment in Penn Virginia

— Strengthens PVAC’s Balance Sheet, Materially Improves its Liquidity Profile, Increases its Maturity Runway and Adds Additional Scale —

HOUSTON, November 3, 2020 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) and certain affiliates of Juniper Capital Advisors, L.P. (“Juniper”) today announced a strategic transaction to improve Penn Virginia’s balance sheet and liquidity position, extend its second-lien term loan maturity and increase its cash flow and drilling inventory with complementary bolt-on assets.

Juniper will make a $188.4 million investment in Penn Virginia which includes: i) a cash investment of $150 million at $8.75 per share, a 13% premium to the Company’s closing share price on November 2, 2020 and ii) a contribution of complementary oil and gas assets for 4.96 million equity interest in a Penn Virginia subsidiary (in an up-C structure as discussed below) at the closing price of its common stock on November 2, 2020, representing value of approximately $38.4 million.

Strategic Rationale and Benefits

•	Substantially Improves the Company’s Balance Sheet

The transaction more than doubles the market capitalization of the Company while paying down well over $100 million of debt. The transaction is expected to increase liquidity by approximately 195% to $151 million(1), reduce the Company’s leverage ratio(2) by approximately 30% to 1.1x, extend the maturity runway for the second-lien term loan by two years to September 2024, and reduce annual interest expense by 20%, or $6 million per year.

•	Creates Sustainable Platform for Low Oil Price Environment

The Company has a robust hedge book to mitigate lower oil prices persisting into 2021 while maintaining significant upside exposure to an oil price recovery. The Company believes it can maintain production within cash flow at $40 per barrel West Texas Intermediate (“WTI”) and generate free cash flow(3) to reduce debt at $45 per barrel WTI.

•	Increases Scale and Lowers Cost with Complementary Bolt-on Acreage Position

Juniper’s oil and gas assets complement the Company’s existing assets and add production, cash flow, and additional drilling locations without an increase in debt. The expanded footprint is expected to allow for longer laterals, lower per unit operating expenses, and increase the number of wells per pad, all with no anticipated increase to general and administrative expenses.

•	Enhances Premier Asset Base

The combined acreage position is primarily held-by-production, which provides significant optionality for future development. Additionally, the assets are located on private fee lands in the Eagle Ford trend’s proven geology and contain hundreds of future drilling locations. Advantaged well-level economics are driven by superior geology, a consolidated position for lower costs and longer laterals, advantageous Gulf Coast pricing, and ample takeaway capacity.

Edward Geiser, Juniper’s Managing Partner commented, “We have extensive experience in this area of the Eagle Ford, growing our portfolio company, Rocky Creek Resources, over the past several years.

Juniper is very excited to be partnering with the team at Penn Virginia, and we are committed to the Company’s long-term success. Penn Virginia provides a unique opportunity as it is one of a few small-cap producers that can modestly grow production while still generating free cash flow due to its top-tier asset base and access to premium Gulf Coast pricing. Darrin, Rusty, and their team are perfectly suited to highlight the value of their top-tier assets, and we believe this transaction allows the Company to deliver superior long-term value to shareholders.”

“We are very pleased to partner with Juniper on this transformational opportunity,” said Darrin Henke, Penn Virginia’s President and Chief Executive Officer. “The transaction significantly strengthens our balance sheet, adds complementary assets, and allows us to highlight our premier asset base. We evaluated several capital providers, and we are moving forward with Juniper, given their history of successful operations in our area of the Eagle Ford and our similar operational and financial views. Juniper and Penn Virginia have a common goal in mind – to be a trusted, low-cost, high-margin producer that delivers value to shareholders in a variety of commodity price environments. The Rocky Creek assets complement our existing footprint, which provides additional scale and improves our per-unit cost structure. Finally, this transaction further solidifies our position as a leader in the small cap E&P space, with a focus on value creation for our shareholders, with consistent free cash flow generation and low leverage among our top priorities.”

Transaction Overview

Juniper will make its investment in Penn Virginia through an up-C structure, which will be implemented at the closing of the transaction. After completion of the transaction, Juniper is expected to own approximately 59 percent of Penn Virginia’s equity. As part of the transaction, Juniper will be restricted from selling any of its equity securities in Penn Virginia for six months following the closing of the transaction.

Penn Virginia expects to use $50.0 million of the cash proceeds to pay down and restructure its second-lien term loan (balance of $200.0 million as of October 30, 2020), with the balance of the cash proceeds used to significantly reduce the amount outstanding under the Company’s credit facility (balance of $314.4 million as of October 30, 2020) and to pay transaction fees and expenses.

Following the closing, Edward Geiser, Juniper’s Managing Partner, will serve as Penn Virginia’s Chairman of the Board, and Juniper will appoint four additional members to the Board. Darrin Henke, Penn Virginia’s President and Chief Executive Officer, and the other members of Penn Virginia’s senior management are expected to continue in their roles, and the Company’s current directors, including Mr. Henke, will remain on the Board immediately following the closing.

In connection with the closing of the transaction, holders of Penn Virginia’s second-lien term loan have agreed to extend the maturity date from September 2022 to September 2024, in addition to other modifications to the term loan agreement.

The transaction is expected to close in the first quarter of 2021, subject to the satisfaction of customary closing conditions, including obtaining the requisite shareholder and regulatory approvals as well as approval under the Company’s revolving credit facility.

Transaction and Third Quarter 2020 Conference Call

A conference call and webcast discussing the transaction and third quarter 2020 financial and operational results is scheduled for Friday, November 6, 2020 at 10:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes before the scheduled start time to download supporting materials and install audio software, as necessary. The webcast can also be accessed at https://services.choruscall.com/links/pvc201106.html.

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from November 6, 2020 through November 13, 2020 by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10149126.

Advisors

RBC Capital Markets, Evercore and Truist Securities, Inc. are serving as financial advisors to Penn Virginia. Kirkland & Ellis LLP and Gibson, Dunn & Crutcher LLP are serving as Penn Virginia’s legal advisors. BoA Securities is serving as financial advisor to Juniper. Bracewell LLP and Willkie Farr & Gallagher LLP are serving as Juniper’s legal advisors.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

About Juniper Capital Advisors

Juniper Capital Advisors, L.P. is an energy investment firm based in Houston, Texas, with over $1.2 billion of cumulative equity commitments. Juniper is focused on working with high-quality management teams to provide transformational equity capital to demonstrate the value and productive potential of oil and gas properties located primarily in the continental United States.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Penn Virginia expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the transactions with Juniper Capital described herein (the “Transaction”), pro forma descriptions of the combined company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, synergies, opportunities and anticipated future performance. Pro forma information should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; the ability to successfully integrate the assets to be acquired in the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the contribution agreements related to the Transaction; the possibility that shareholders of Penn Virginia may not approve the issuance of equity in the Transaction or there may be a delay in receiving expected shareholder approval; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Penn Virginia’s common stock; the risk that changes in Penn Virginia’s capital structure and governance, including its status as a controlled company, could have adverse effects on the market value of its securities; the ability of Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Penn Virginia’s operating results and business generally; the risk the pending Transaction could distract management from ongoing business operations or cause Penn Virginia to incur substantial costs; the risk that the expanded acreage footprint does not allow for longer laterals, lower per unit operating expenses, and increased number of wells per pad as expected; the ability of Penn Virginia to develop drilling locations, which do not represent oil and gas reserves, into production or proved reserves; the risk that Penn Virginia may be unable to reduce expenses or access financing or liquidity; the risk that the Company does not realize expected benefits of its hedges; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Penn Virginia’s control, including those detailed in Penn Virginia’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Penn Virginia’s website at www.pennvirginia.com and on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. All forward-looking statements are based on assumptions that Penn Virginia believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Penn Virginia undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, Penn Virginia will file a proxy statement and other documents with the SEC. Investors and security holders are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information regarding the Transaction.

A definitive proxy statement will be sent to shareholders of Penn Virginia relating to the approval of, among other things, the issuance of Penn Virginia equity securities in the Transaction. This communication is not a substitute for any proxy statement or any other document which Penn Virginia may file with the SEC in connection with the proposed Transaction. INVESTORS AND SECURITY HOLDERS OF PENN VIRGINIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS,

CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Penn Virginia with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to Penn Virginia may also be obtained free-of-charge by directing a request to Penn Virginia, Attn: Clay Jeansonne, 16285 Park Ten Place, Suite 500, Houston, TX 77084, or from Penn Virginia’s website, www.pennvirginia.com.

Penn Virginia and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement when it is filed with the SEC. Information about Penn Virginia’s executive officers and directors can be found in the above-referenced proxy statement when it becomes available and in Penn Virginia’s proxy statement relating to its 2020 Annual Meeting of Shareholders filed with the SEC on April 7, 2020 and Penn Virginia’s Current Report on Form 8-K filed with the SEC on August 21, 2020.

Footnotes

1.	Reflects the expected repayment of $100 million of indebtedness (as of October 30, 2020) and excludes transaction fees and expenses estimated at between $17 million and $19 million.

2.

Leverage Ratio of the combined Company reflects the ratio of (1) Net Debt of Penn Virginia (as of June 30, 2020) to (2) (a) LTM Adjusted EBITDAX of Penn Virginia (as of June 30, 2020), plus (b) $11.5 million of annualized net cash flow from the Rocky Creek Resources assets to be acquired as set forth in its unaudited monthly operating statements from January 2020 through June 2020. Rocky Creek Resources began producing its first well in November of 2019 and did not realized meaningful cash flow until January of 2020. Net debt and LTM Adjusted EBITDAX are non-GAAP measures defined and reconciled to the closest GAAP-based financial measures at the end of this release.

3.	Free cash flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures appear at the end of this release.

Definition and Explanation of Free Cash Flow

Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less acquisition capital plus asset divestiture proceeds plus sales and use tax refunds less oil and gas capital expenditures. Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities). Free Cash flow is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to Net Cash Provided by Operating Activities. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry.

Net Debt

Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	October 30, 2020	June 30, 2020
	(in thousands)
Credit Facility	$314,400	$359,400
Second lien term loan, excluding unamortized discount and issue costs	200,000	200,000
Cash and cash equivalents	(16,078)	(21,945)

Net Debt	$498,322	$537,455

Reconciliation of GAAP “Net income” to Non-GAAP “Adjusted EBITDAX”

Adjusted EBITDAX represents net income before interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net realized commodity settlements of derivatives and exclude the effects of loss on sales of assets, non-cash changes in the fair value of derivatives, and special items including other items and reorganization items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income. Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

LTM Ended June 30, 2020
Net income	$126,040
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	33,993
Income tax expense	1,791
Impairments of oil and gas properties	35,509
Depreciation, depletion and amortization	169,254
Share-based compensation expense (equity-classified)	3,834
Loss on sales of assets, net	22
Adjustments for derivatives:
Net gains	(103,053)
Realized commodity settlements, net	59,124
Adjustment for special items:
Other, net	232

Adjusted EBITDAX	$326,746

Net income per BOE	$12.56

Adjusted EBITDAX per BOE	$32.55

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com